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                                      Exhibit 21.1

                           Subsidiaries of BBC and the Company

                                     Subsidiaries

                                                         Shareholder(s)
                                   Organized Under       and Percentage
Name & Address of Entity           Laws of               Ownership Interest
------------------------           ---------------       ------------------

Blue Bird Body Company             Georgia               Blue Bird Corporation
3920 Arkwright Road -- #275                              100%
Macon, GA 31210

Blue Bird Capital Corporation      Delaware              Blue Bird Body
3920 Arkwright Road -- #275                              Company
Macon, GA 31210                                          100%

Blue Bird de Mexico, S.A.          Mexico                Blue Bird Body
  de C.V.                                                Company
Anillo Periserico Km. 37                                 100%
Apodaca, N.L. 66600
A.P. 139
APODACA
Mexico

Canadian Blue Bird Coach Ltd.      Provincial Canada,    Blue Bird Body
P.O. Box 880                       Ontario               Company
Brantford, Ontario N3T 5R7                               100%

Blue Bird Centro Americana, SA     Federal Charter,      Blue Bird Body
Apartado Postal 810                Guatemala             Company
Guatemala City, Guatemala                                100%
(Inactive)

Carrocerias Assemplajadors         Federal Charter,      Blue Bird Body
Guatemala                          Guatemala             Company
Guatemalteca, S.A.                                       100%
(CAGUASA)
(Inactive)